UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 17, 2010

ROMA FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

United States	0-52000	51-0533946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Route 33, Robbinsville, New Jersey	08691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (609) 223-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On March 17, 2010, Roma Financial Corporation (the “Registrant”) and its wholly owned subsidiary, Roma Bank (“Roma Bank”), and Sterling Banks, Inc. (“Sterling”) and its wholly owned subsidiary, Sterling Bank (“Sterling Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Sterling will merge with and into a wholly owned subsidiary of the Registrant (the “Merger”). Immediately thereafter, Sterling Bank will merge with and into Roma Bank (collectively, the “Bank Merger”).

Under the terms of the Merger Agreement, which is included as Exhibit 2.1 hereto and incorporated herein by reference, shareholders of Sterling will receive $2.52 in cash (the “Merger Consideration”) for each share of Sterling common stock held, subject to adjustment as described below. The Merger Agreement also provides that all options to purchase Sterling stock which are outstanding and unexercised immediately prior to the closing under Sterling’s various stock option plans will be cancelled with no payment made in exchange therefor.

In the event that Sterling’s consolidated tangible common equity capital as of the last day of the month immediately preceding the month in which Sterling mails its proxy statement relating to the meeting at which stockholders will vote on the Merger Agreement is less than $13.4 million (the “Required Tangible Common Equity”), the Merger Consideration shall be reduced by a dollar amount equal to the amount by which the actual tangible common equity is less than the Required Tangible Common Equity divided by the number of shares of Sterling common stock outstanding immediately prior to the Effective Time of the Merger.

The senior management of the Registrant will remain the same following the Merger. At the closing of the Merger, the Registrant and Roma Bank will each expand the size of its board by one member and appoint one individual currently serving as a director of Sterling as a director of each of the Registrant and Roma Bank.

The Merger Agreement contains (a) customary representations and warranties of Sterling and the Registrant, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements, and compliance with applicable laws, (b) covenants of Sterling to conduct its business in the ordinary course until the Merger is completed; (c) covenants of Sterling not to take certain actions during such period.  Sterling has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Consummation of the Merger is subject to certain conditions, including, among others, approval of the Merger by shareholders of Sterling, governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of the other party, and obtaining material permits and authorizations for the lawful consummation of the Merger and the Bank Merger.  The Merger is also conditioned upon the Registrant’s receipt of audited financial statements for Sterling for the year ended December 31, 2009, Sterling’s nonperforming assets, inclusive of troubled debt restructurings, not exceeding $30.0 million and Sterling’s tangible common equity as of the Closing Date being not less than $9.9 million.

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The Merger Agreement also contains certain termination rights for the Registrant and Sterling, as the case may be, applicable upon the occurrence or non-occurrence of certain events, including: final, non-appealable denial of required regulatory approvals or injunction prohibiting the transactions contemplated by the Merger Agreement; if, subject to certain conditions, the Merger has not been completed by December 31, 2010; a breach by the other party that is not or cannot be cured within 30 days if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; Sterling’s shareholders failing to approve the transaction by the required vote; entry by the Board of Directors of Sterling into an alternative business combination transaction; or the failure by the Board of Directors of Sterling to hold the meeting of shareholders to vote on the Merger Agreement or to recommend the Merger to its shareholders. The Registrant may also terminate the Merger Agreement in the event Sterling’s nonperforming assets, inclusive of trouble debt restructurings, exceed $30.0 million or if Sterling’s tangible common equity capital is less than $9.9 million on the closing date.  If the Merger is not consummated under certain circumstances, Sterling has agreed to pay the Registrant a termination fee of $745,000.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement. In addition, such representations and warranties (a) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (c) may have been included in the Merger Agreement for the purpose of allocating risk between the Registrant and Sterling rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference in its entirety. The schedules to the Merger Agreement have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission (the “SEC”) upon its request.

The Registrant and Sterling issued a press release on March 18, 2010 announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Section 8 – Other Events

Item 8.01.  Other Events

On March 17, 2010, the Board of Directors of the Registrant declared a cash dividend in the amount of $0.08 per share payable on April 28, 2010 to stockholders of record as of April 14, 2010.  A copy of the press release announcing the dividend declaration is filed as Exhibit 99.2 and is incorporated into this item by reference.

On March 17, 2010, the Board of Directors of the Registrant also adopted a stock repurchase program pursuant to which the Registrant intends to repurchase up to 5% of its outstanding shares (excluding shares held by Roma Financial Corp. MHC, the Registrant’s mutual holding company and the Roma Bank employee stock ownership plan) or up to 360,000 shares.  In connection with the repurchase plan, the Registrant entered into a Rule 10b5-1 agreement with a broker to facilitate the repurchase.  A copy of the press release announcing the adoption of the stock repurchase plan is filed as Exhibit 99.3 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits:

     2.1        Agreement and Plan of Merger, dated March 17, 2010
99.1	Press Release, dated March 18, 2010 Re Merger
99.2	Press Release, dated March 18, 2010 Re Dividend
99.3	Press Release, dated March 18, 2010 Re Repurchase Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMA FINANCIAL CORPORATION
Date: March 18, 2010	By:	/s/ Sharon Lamont
Sharon Lamont Chief Financial Officer